Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-226836) and Form S-8 (Nos. 333-166919; 333-181536; 333-212037; 333-231453; and 333-231454) of Invesco Ltd., of our report dated February 18, 2021 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10‑K.

/s/ PricewaterhouseCoopers LLP
Atlanta, GA
February 19, 2021